SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) October 1, 2000.

Household Affinity Credit Card Master Trust I

 (Exact name of registrant as specified in its charter)

Household Finance Corporation

 (Administrator of the Trust)

(Exact Name as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation of Administrator)
0-23942 (Commission File Number)
36-1239445 (IRS Employer Identification Number)
2700 Sanders Road, Prospect Heights, Illinois
(Address of Principal Executive Office of Administrator)

60070
(Zip Code)
Registrant's telephone number, including area code (847) 564-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Not Applicable.

Item 2. Not Applicable.

Item 3. Not Applicable.

Item 4. Not Applicable.

Item 5.    On October 1, 2000, Household Affinity Funding Corporation ("HAFC"), as Seller for the Household Affinity Credit Card Master Trust I, entered into (i) a Sale Agreement, (the "Sale Agreement") among HAFC, Household Affinity Funding Corporation II ("HAFC II") and Household Bank (SB), N.A. (the "Bank"), (ii) the Fifth Amendment (the "Fifth Amendment") to the Amended and Restated Pooling and Servicing Agreement (as amended and supplemented, the "Pooling and Servicing Agreement") and Supplement to Series Supplements among HAFC, HAFC II, Household Finance Corporation ("HFC") and The Bank of New York, and (iii) Amendment No. 2 to Receivables Purchase Agreement (the "RPA Amendment") between the Bank and HAFC. Pursuant to the Sale Agreement, the Fifth Amendment and the RPA Amendment, HAFC II has assumed all rights, duties and obligations of HAFC, as Seller, for the Household Affinity Credit Card Master Trust I under the Pooling and Servicing Agreement and all rights, duties and obligations under the Receivables Purchase Agreement (the "RPA"), dated as of April 30, 1993, between HAFC and the Bank. HAFC has been relieved of all its rights, duties and obligations as Seller under the Pooling and Servicing Agreement and as Purchaser under the RPA.

Item 6. Not Applicable.

Item 7. Exhibits.

The following are filed as Exhibits to this Report under Exhibit 4.1 and 10.1.

Exhibit 4.1 The Fifth Amendment to the Amended and Restated Pooling and Servicing Agreement, dated as of October 1, 2000, among HAFC, HAFC II, Household Finance Corporation and The Bank of New York.

Exhibit 10.1 Amendment No. 2 to Receivables Purchase Agreement, dated as of October 1, 2000, between HAFC and the Bank.

Exhibit 10.2 The Sale Agreement, dated October 1, 2000, among HAFC, HAFC II and the Bank.

Item 8. Not Applicable.

Item 9. Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator on behalf of Household Affinity Credit Card Master Trust I has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSEHOLD FINANCE CORPORATION as Administrator of and on behalf of

HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I

By: /s/ Steven H. Smith
Name: Steven H. Smith
Title: Assistant Treasurer

Dated: December 8, 2000

EXHIBIT INDEX
Exhibit	Description
Exhibit 4.1	The Fifth Amendment to the Amended and Restated Pooling and Servicing Agreement, dated as of October 1, 2000, among HAFC, HAFC II, Household Finance Corporation and The Bank of New York.
Exhibit 10.1	Amendment No. 2 to Receivables Purchase Agreement, dated as of October 1, 2000, between HAFC and the Bank.
Exhibit 10.2	The Sale Agreement, dated October 1, 2000, among HAFC, HAFC II and the Bank.